UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 6, 2010

AISystems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52296	20-2414965
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Carillon Point Kirkland, WA 98033
(Address of principal executive offices) (Zip Code)

(425) 749-7287
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Copies to: Gregg E. Jaclin, Esq. Kristina L. Trauger, Esq. Gary S. Eaton, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events

On July 6, 2010, Airline Intelligence Systems (“AISystems” or the “Company”) announced the first commercial release of its jetEngine™ Business Planning Suite software platform (“jetEngine™ BPS”).

jetEngine™ BPS is an advanced business platform designed for the airline industry. It produces a complete business plan including a cost, revenue and profitability analysis. As well, the system produces completely integrated and feasible route, fleet, crew and maintenance schedules at a speed previously unimaginable.  This tool, based on advanced scheduling algorithms and features, allows for the complete redesign of the airline business planning approach. jetEngine™

A unique and important feature of jetEngine™ BPS is its ability to calculate a probability of success associated with each business plan thereby providing airline senior executives confidence in their ability to execute the business plan. BPS has the versatility to allow an airline of any size to potentially see significant benefits from it whether they are smaller regional carriers or the largest international carriers.

The above description of the jetEngine™ BPS does not purport to be complete and is qualified in its entity by reference to such the press release, which the Company has filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01Financial Statement and Exhibits

(d)  EXHIBITS

Exhibit No.	Description
99.1	Press Release date July 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AISYSTEMS, INC.

Date: July 16, 2010	By:	/s/ Stephen C. Johnston
Stephen C. Johnston
Chief Executive Officer